UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2016 (June 1, 2016)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Entry into a New Term Loan Supplement

As previously reported on November 2, 2012, The Connecticut Water Company, a Connecticut corporation (“CWC”), the largest operating water utility subsidiary of Connecticut Water Service, Inc., a Connecticut corporation (“CWS”), and CoBank, ACB, a federally chartered instrumentality of the United States (“CoBank”), entered into a Master Loan Agreement dated October 29, 2012 (the “MLA”) pursuant to which CoBank originally agreed to make loans (each, a “Loan” and collectively, the “Loans”) to CWC from time to time, such Loans to be evidenced by the execution and delivery by each of CoBank and CWC of a Promissory Note and Supplement to the MLA.

CWC also delivered to CoBank four Promissory Notes and Single Advance Term Loan Supplements, each dated October 29, 2012. On March 5, 2013, CWC delivered an additional Promissory Note and Single Advance Term Loan Supplement to the MLA in which CoBank agreed to make an additional Loan to CWC in an aggregate principal amount of up to $14,550,000, with a maturity date of March 4, 2033. These five notes are collectively referred to as the “Existing Notes”.

The Loans made under the Existing Notes are supported by a limited guarantee of payment by CWS in favor of CoBank pursuant to a Guarantee of Payment (Limited) by and between CoBank and CWS dated October 29, 2012, as amended on March 5, 2013 (the “CWS Guarantee”) secured by CoBank’s statutory first lien interest on all of CWS’s equity ownership interest in CoBank.

On June 1, 2016, CWC delivered to CoBank an additional Promissory Note and Single Advance Term Loan Supplement in which CoBank agreed to make an additional Loan to CWC in an aggregate principal amount of up to $30,000,000, with a maturity date of May 20, 2036 (the “2016 Note”).

Under the Note, CWC will pay interest on the Loan represented by the 2016 Note at a fixed rate per annum of 4.36 percent (4.36%). Interest shall be calculated on the actual number of days each Loan is outstanding on the basis of a year consisting of 360 days.

Additionally, on June 1, 2016, CWC delivered to CoBank a second amendment to the CWS Guarantee that added the obligations of CWC under the 2016 Note to the obligations being guaranteed by CWS, subject to the aggregate limit of $1,000,000 (the “Second Guarantee Amendment”).

CWC intends to use substantially all of the proceeds of the Loan represented by the 2016 Note to partially fund CWC’s ongoing construction program.

The above summary of the material terms of the 2016 Note and the Second Guarantee Amendment is qualified in its entirety by reference to the 2016 Note and the Second Guarantee Amendment, complete copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.

Item 9.01    Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d)    Exhibits

10.1	Promissory Note and Single Advance Term Loan Supplement between The Connecticut Water Company and CoBank, ACB, dated June 1, 2016, is filed herewith.
10.2	Second Amendment to Guarantee of Payment (Limited) by Connecticut Water Service, Inc., dated June 1, 2016, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: June 2, 2016	By: /s/ David C. Benoit David C. Benoit Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note and Single Advance Term Loan Supplement (Loan No. RI1087T05) between The Connecticut Water Company and CoBank, ACB, dated June 1, 2016, is filed herewith.
10.2	Second Amendment to Guarantee of Payment (Limited) by Connecticut Water Service, Inc., dated June 1, 2016, is filed herewith.